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                         REVLON, INC. AND SUBSIDIARIES
                    UNAUDITED ADJUSTED EBITDA RECONCILIATION
                             (DOLLARS IN MILLIONS)


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                                                                         FORECASTED
                                                                      FULL YEAR ENDED
                                                                     DECEMBER 31, 2004
                                                                     -----------------
                                                                         (Unaudited)
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RECONCILIATION TO CASH FLOWS FROM OPERATING ACTIVITIES:
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Net cash used for operating activities ........................          $  (91.9)

Changes in assets and liabilities, net of
  acquisitions and dispositions ...............................             136.9
Loss on early extinguishment of debt ..........................              13.6
Interest expense, net .........................................             121.7
Miscellaneous, net ............................................               5.0
Foreign currency losses, net ..................................               1.2
Provision for income taxes ....................................               5.1
                                                                         --------
Adjusted EBITDA (1) ...........................................          $  191.6
                                                                         ========


RECONCILIATION TO NET LOSS:
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Net loss ......................................................          $ (146.1)

Interest expense, net .........................................             123.4
Amortization of debt issuance costs ...........................               8.3
Foreign currency losses, net ..................................               1.2
Loss on early extinguishment of debt ..........................              93.0
Miscellaneous, net ............................................               5.0
Provision for income taxes ....................................               5.1
Depreciation and amortization .................................             101.7
                                                                         --------
Adjusted EBITDA (1) ...........................................          $  191.6
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(1) Adjusted EBITDA includes $1.6 in restructuring income.